Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form SB-2 No. 333-63548) of Sino Silver Corp. and in the related Prospectuses, of our report dated March 15, 2005, with respect to the financial statements of Sino Silver Corp. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2004.

March 31, 2005	/s/ Amisano Hanson,
Vancouver, Canada	Chartered Accountants